Exhibit 99.1

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
1 (888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Berry Allen - Investor Relations
E-Mail: beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial, Inc. Announces Date of
Annual Meeting of Stockholders

CHICAGO (February 17, 2016) - MB Financial, Inc., (Nasdaq: MBFI) announced today that its Annual Meeting of Stockholders will take place at 8:30 a.m., CDT, on May 25, 2016, at its MB Financial Center office, 6111 North River Road, Rosemont, Illinois.

MBFI is the Chicago-based holding company for MB Financial Bank, N.A. which has approximately $15.6 billion in assets and a more than one hundred year history of building deep and lasting relationships with middle-market companies and individuals. MB offers a full range of powerful financial solutions and the expertise and experience of bankers who are focused on their clients’ success.
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Safe Harbor Statement: Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in the statements, as discussed in MB Financial’s filings with the Securities and Exchange Commission.